EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-61615, 333-65367, 333-81759, 333-61938, 333-73350, 333-92228, 333-129407 and 333-158877 on Form S-8 and 333-165935 on Form S-3 of our reports dated February 28, 2012, relating to the financial statements and financial statement schedule of PerkinElmer, Inc. (the “Company”), (which report expressed an unqualified opinion on those financial statements and financial statement schedule and included an explanatory paragraph regarding the Company's changes of its methods of recognizing defined benefit pension and other postretirement benefit costs and the Company's adoption of Financial Accounting Standards Board Accounting Standards Update 2011-5, Comprehensive Income (Topic 220) as amended, during 2011) and the effectiveness of PerkinElmer, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of PerkinElmer, Inc. for the year ended January 1, 2012.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 28, 2012